Exhibit 99.1

AMSC Announces Cost Reduction Action

Company revises guidance for its fiscal third quarter

Devens, MA – November 28, 2012 – AMSC (NASDAQ: AMSC), a global solutions provider serving wind and grid leaders, today announced that it has reduced its workforce by approximately 25 percent and is consolidating office space to lower operating costs and enhance liquidity in response to challenging conditions in the wind power market. Reductions have been made across all of AMSC’s major geographic locations and functions. The company now has a global workforce of approximately 340 employees.

“While the long-term prospects for renewable energy remain bright, conditions in the sector today are challenging,” said AMSC President and Chief Executive Officer Daniel P. McGahn. “Financing and cash flow among wind farm developers and wind turbine manufacturers have been constrained, which has impacted growth plans for some of our Windtec™ Solutions partners. Given this environment, we made the difficult but prudent decision to reduce our workforce in order to weather the industry downturn and minimize our cash usage.”

AMSC expects that today’s action will reduce its annualized expenditures by approximately $10 million and will lower its annualized operating expenses, which include non-cash compensation costs, to less than $58 million once the savings are fully realized in the fiscal quarter ending June 30, 2013. In total, AMSC anticipates that it will incur restructuring charges of approximately $3 to $4 million over the next two quarters relating to the workforce reduction and office consolidations. Of this total, the company expects to pay approximately $2 million in cash severance costs in the fiscal quarter ending December 31, 2012.

The company has revised its financial forecast for the third fiscal quarter ending December 31, 2012 as a result of anticipated wind turbine electrical control system shipment delays to certain of its Windtec Solutions partners. AMSC now expects that its revenues will exceed $20 million for the quarter. AMSC now expects that its net loss for the third quarter will be less than $24 million, or $0.46 per share. This guidance includes the aforementioned restructuring charges but assumes no impact from mark-to-market adjustments related to the derivative liability and warrants. AMSC expects that its non-GAAP (as defined below) net loss for the third quarter of fiscal 2012 will be less than $16 million, or $0.31 per share. Please refer to the financial table below for a reconciliation of GAAP to non-GAAP guidance.

As previously announced, AMSC expects to reduce its balance of restricted cash in the third fiscal quarter by paying or settling the majority of its remaining liabilities for adverse purchase commitments, which amounted to approximately $12 million as of September 30, 2012. Factoring in these expected payments and settlements as well as cash-related severance costs, AMSC now expects to have more than $48 million in cash, cash equivalents, marketable securities and restricted cash on December 31, 2012.

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RECONCILIATION OF FORECAST GAAP NET LOSS TO NON-GAAP NET LOSS

(In millions, except per share data)

Three months ending December 31, 2012
Net loss	$(24.0)
Amortization of acquisition-related intangibles	0.3
Stock-based compensation	2.5
Non-cash interest expense	2.2
Restructuring and impairments	3.0

Non-GAAP net loss	$(16.0)

Non-GAAP net loss per share	$(0.31)

Shares outstanding	52.3

Note: Non-GAAP net income (loss) is defined by the company as net income (loss) before adverse purchase commitments (recoveries) losses, net; stock-based compensation; amortization of acquisition-related intangibles; restructuring and impairment charges; executive severance; Sinovel litigation costs; margin on zero cost-basis accounting; non-cash interest expense; change in fair value of derivative liability and warrants and other unusual charges; net of any tax effects related to these items. The company believes non-GAAP net income (loss) assists management and investors in comparing the company’s performance across reporting periods on a consistent basis by excluding these non-cash or non-recurring charges that it does not believe are indicative of its core operating performance. The company also regards non-GAAP net income (loss) as a useful measure of operating performance and cash flow to complement operating income, net income (loss) and other GAAP financial performance measures. In addition, the company uses non-GAAP net (loss) income as a factor in evaluating management’s performance when determining incentive compensation and to evaluate the effectiveness of its business strategies.

Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of non-GAAP to GAAP net income is set forth in the table above.

About AMSC (NASDAQ: AMSC)

AMSC generates the ideas, technologies and solutions that meet the world’s demand for smarter, cleaner … better energy. Through its Windtec™ Solutions, AMSC provides wind turbine electronic controls and systems, designs and engineering services that reduce the cost of wind energy. Through its Gridtec Solutions, AMSC provides the engineering planning services and advanced grid systems that optimize network reliability, efficiency and performance. The company’s solutions are now powering gigawatts of renewable energy globally and enhancing the performance and reliability of power networks in more than a dozen countries. Founded in 1987, AMSC is headquartered near Boston, Massachusetts with operations in Asia, Australia, Europe and North America. For more information, please visit www.amsc.com.

AMSC, Windtec and Gridtec are trademarks or registered trademarks of American Superconductor Corporation. All other brand names, product names, trademarks or service marks belong to their respective holders.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements in this release about future expectations, plans and prospects for the company, including without limitation, the prospects for the renewable energy sector, our prospects for future growth, expectations regarding cost savings, restructuring charges, cash severance costs and future operating expenses, expectations regarding the timing of the completion of the workforce reduction and the realization of the cost savings, expectations regarding future financial results and liquidity, expectations regarding our ability to reduce our balance of restricted cash by paying or settling liabilities for adverse purchase commitments and other statements containing the words “believes,”

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“anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements represent management’s current expectations and are inherently uncertain. There are a number of important factors that could materially impact the value of our common stock or cause actual results to differ materially from those indicated by such forward-looking statements. Such factors include: Our success in addressing the wind energy market is dependent on the manufacturers that license our designs; we may not realize all of the sales expected from our backlog of orders and contracts; our business and operations would be adversely impacted in the event of a failure or security breach of our information technology infrastructure; our success is dependent upon attracting and retaining qualified personnel and our inability to do so could significantly damage our business and prospects; we rely upon third-party suppliers for the components and subassemblies of many of our Wind and Grid products, making us vulnerable to supply shortages and price fluctuations, which could harm our business; many of our revenue opportunities are dependent upon subcontractors and other business collaborators; if we fail to implement our business strategy successfully, our financial performance could be harmed; problems with product quality or product performance may cause us to incur warranty expenses and may damage our market reputation and prevent us from achieving increased sales and market share; our contracts with the United States government are subject to audit, modification or termination by the United States government and include certain other provisions in favor of the government; the continued funding of such contracts remains subject to annual congressional appropriation which, if not approved, could reduce our revenue and lower or eliminate our profit; we may acquire additional complementary businesses or technologies, which may require us to incur substantial costs for which we may never realize the anticipated benefits; many of our customers outside of the United States are, either directly or indirectly, related to governmental entities, and we could be adversely affected by violations of the United States Foreign Corrupt Practices Act and similar worldwide anti-bribery laws outside the United States; we have limited experience in marketing and selling our superconductor products and system-level solutions, and our failure to effectively market and sell our products and solutions could lower our revenue and cash flow; we have a history of operating losses, and we may incur additional losses in the future; our operating results may fluctuate significantly from quarter to quarter and may fall below expectations in any particular fiscal quarter; we may require additional funding in the future and may be unable to raise capital when needed; our new debt obligations include certain covenants and other events of default. Should we not comply with the covenants or incur an event of default, we may be required to repay our debt obligations in cash, which could have an adverse effect on our liquidity; we have recorded a liability for adverse purchase commitments with certain of our vendors; should we be required to settle these liabilities in cash, our liquidity could be adversely affected; if we fail to maintain proper and effective internal controls over financial reporting, our ability to produce accurate and timely financial statements could be impaired and may lead investors and other users to lose confidence in our financial data; we may be required to issue performance bonds or provide letters of credit, which restricts our ability to access any cash used as collateral for the bonds or letters of credit; changes in exchange rates could adversely affect our results from operations; growth of the wind energy market depends largely on the availability and size of government subsidies and economic incentives; we depend on sales to customers in China, and global conditions could negatively affect our operating results or limit our ability to expand our operations outside of China; changes in China’s political, social, regulatory and economic environment may affect our financial performance; our products face intense competition, which could limit our ability to acquire or retain customers; our international operations are subject to risks that we do not face in the United States, which could have an adverse effect on our operating results; adverse changes in domestic and global economic conditions could adversely affect our operating results; we may be unable to adequately prevent disclosure of trade secrets and other proprietary information; our patents may not provide meaningful protection for our technology, which could result in us losing some or all of our market position; the commercial uses of superconductor products are limited today, and a widespread commercial market for our products may not develop; there are a number of technological challenges that must be successfully addressed before our superconductor products can gain widespread commercial acceptance, and our inability to address such technological challenges could adversely affect our ability to acquire customers for our products; we have not manufactured our Amperium wire in commercial quantities, and a failure to manufacture our Amperium wire in commercial quantities at acceptable cost and quality levels would substantially limit our future revenue and profit potential; third parties have or may acquire patents that cover the materials, processes and technologies we use or may use in the future to manufacture our Amperium products, and our success depends on our ability to license such patents or other proprietary rights; our technology and products could infringe intellectual property rights of others, which may require costly litigation and, if we are not successful, could cause us to pay substantial damages and disrupt our business; we have filed a demand for arbitration and other lawsuits against our former largest customer, Sinovel, regarding amounts we contend are overdue. We cannot be certain as to the outcome of these proceedings; we have been named as a party to purported stockholder class actions and stockholder derivative complaints, and we may be named in additional litigation, all of which will require significant management time and attention, result in significant legal expenses and may result in an unfavorable outcome, which could have a material adverse effect on our business, operating results and financial condition; our 7% convertible note contains warrants and provisions that could limit our ability to repay the note in shares of common stock and should the note be repaid in stock, shareholders could experience significant dilution; our common stock has experienced, and may continue to experience, significant market price and volume fluctuations, which may prevent our stockholders from selling our common stock at a profit and could lead to costly litigation against us that could divert our management’s attention; and new regulations related to

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conflict-free minerals may force us to incur additional expenses. These and the important factors discussed under the caption “Risk Factors” in Part II. Item 1A and Part 1. Item 1A of our Form 10-K/A for the fiscal year ended March 31, 2012, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMSC Contact:

Jason Fredette

Phone: 978-842-3177

Email: jason.fredette@amsc.com